UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 12, 2025
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2025 (May 13, 2025 in Australia), Christopher P. Meyering informed Coronado Global Resources Inc. (the “Company”) that he is resigning as Vice President and Chief Legal Officer of the Company, effective June 30, 2025 (the “Resignation Date”). Mr. Meyering will continue to serve as Vice President and Chief Legal Officer through the Resignation Date to help facilitate the transition.

On May 14, 2025 (May 15, 2025 in Australia), Mr. Meyering and the Company entered into a Consultancy Agreement (the “Agreement”), effective July 1, 2025 (the “Effective Date”), pursuant to which Mr. Meyering will advise the Board and certain members of management on various initiatives, programs and transactions for a period of six months from the Effective Date, unless earlier terminated in accordance with its terms. Pursuant to the Agreement, Mr. Meyering will be eligible to receive a retainer of $20,000 per month and, if his work exceeds 31 hours per month, an additional $650.00 per hour for his services. The Agreement contains customary non-disclosure and confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Douglas G. Thompson
Name:	Douglas G. Thompson
Title:	Chief Executive Officer

Date:	May 15, 2025